                                                                   EXHIBIT 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 of our reports related to the financial statements of the companies listed below, which reports appear in such Prospectus:


                              COMPANY                                   DATE OF REPORT
-------------------------------------------------------------------   ------------------
Phoenix Marketing Group, Inc.                                          November 30, 1997
TeleManagement Services, Inc.                                         September 22, 1997
Hispanic Market Connections, Inc                                       November 21, 1997
CulturalAccessWorldwide, Inc.                                           October 22, 1997


     We also consent to the reference to us under the heading "Experts" in such Prospectus.
PRICE WATERHOUSE LLP

PHILADELPHIA, PA
DECEMBER 1, 1997